                                                                   EXHIBIT 23.23


                           CONSENT OF MALCOLM PORTERA

Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of New Regions Financial Corporation in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the merger of Regions Financial Corporation and Union Planters Corporation.


                                    By: /s/ Malcolm Portera
                                       ----------------------------------------
                                       Malcolm Portera


April 22, 2004